Exhibit 99.1
Hurricane Harvey Impact on Houston

•	Unprecedented flooding -- situation is fluid and will be for some time

•	Houston Division offices and communities closed for one week

•	Minimal property damage to few homes in active communities

•	All but one community opened for business by 9/1; last one opened 9/6

•	Sales, construction & closings resumed, but experiencing general delays

•	Monitoring for potential labor and/or material shortages or price increases, but too early to project

•	Tens of thousands of housing units in Houston will need to be replaced